Exhibit 23.2



            [Letterhead of Deloitte & Touche LLP]


                INDEPENDENT AUDITORS' CONSENT



     We  consent to  the incorporation by reference in this
registration   statement   on   Form  S-8  of  Devon Energy
Corporation  of  our  report  dated January 20, 1999 to the
shareholders  of Northstar  Energy Corporation, relating to
the   consolidated   balance  sheets  of  Northstar  Energy
Corporation and subsidiaries as at December 31, 1998 and 1997 and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for each of the years then ended, which report appears in the December 31, 1998 annual report on Form 10-K of Devon Energy Corporation.




                              /s/ DELOITTE & TOUCHE LLP
                              Chartered Accountants

Calgary, Alberta
Canada
March 8, 2000